   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1996


                                                      REGISTRATION NO. 333-13885
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                  MCLEOD, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                            4813                          58-421407240
 (STATE OR OTHER JURISDICTION OF     (PRIMARY STANDARD INDUSTRIAL            (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)          IDENTIFICATION NUMBER)

                         221 THIRD AVENUE SE, SUITE 500
                             CEDAR RAPIDS, IA 52401
                                 (319) 364-0000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                CLARK E. MCLEOD
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                  MCLEOD, INC.
                         221 THIRD AVENUE SE, SUITE 500
                             CEDAR RAPIDS, IA 52401
                                 (319) 364-0000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

           JOSEPH G. CONNOLLY, JR., ESQ.
              NANCY J. KELLNER, ESQ.                             JAMES J. JUNEWICZ, ESQ.
              HOGAN & HARTSON L.L.P.                              MAYER, BROWN & PLATT
            555 THIRTEENTH STREET, N.W.                         190 SOUTH LASALLE STREET
              WASHINGTON, D.C. 20004                                CHICAGO, IL 60603
                  (202) 637-5600                                     (312) 782-0600

                            ------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        PROPOSED MAXIMUM  PROPOSED MAXIMUM    AMOUNT OF
        TITLE OF EACH CLASS OF           AMOUNT TO BE    OFFERING PRICE  AGGREGATE OFFERING   REGISTRATION
      SECURITIES TO BE REGISTERED       REGISTERED(1)     PER SHARE(2)        PRICE(2)          FEE(3)

-----------------------------------------------------------------------------------------------------------
Class A Common Stock,
     $.01 par value....................    7,130,000        $30.875         $220,138,750       $66,709

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Includes 930,000 shares subject to an over-allotment option granted by the Company to the Underwriters. See "Underwriting."
(2) Estimated solely for purposes of calculating the registration fee.
(3) $67,955 previously paid.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



     This Amendment No. 2 to Form S-1 Registration Statement is being filed to make certain updates to Part II of the Registration Statement and to file additional exhibits.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following are the estimated expenses payable by the Company in connection with the distribution of the securities hereunder. The Selling Stockholders are not paying any portion of such expenses.

    SEC registration fee....................................................  $    67,955
    NASD filing fee.........................................................       22,925
    Nasdaq National Market listing fee......................................       17,500
    Accounting fees and expenses............................................      175,000
    Legal fees and expenses.................................................      500,000
    Printing and engraving expenses.........................................      195,000
    Blue Sky fees and expenses..............................................       15,000
    Transfer Agent fees and expenses........................................        6,620
                                                                                  -------
              Total.........................................................  $ 1,000,000
                                                                                  =======


ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     Under Section 145 of the Delaware General Corporation Law ("DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

     The Restated Certificate contains provisions that provide that no director of the Company shall be liable for breach of fiduciary duty as a director except for (1) any breach of the directors' duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) liability under
Section 174 of the DGCL; or (4) any transaction from which the director derived an improper personal benefit. The Restated Certificate contains provisions that further provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL. Under the Bylaws of the Company, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification. In addition, the Company has entered into indemnity agreements with each of its directors pursuant to which the Company has agreed to indemnify the directors as permitted by the DGCL. The Company has obtained directors and officers liability insurance against certain liabilities, including liabilities under the Securities Act.

     The Underwriting Agreement provides for indemnification by the Underwriters of the directors, officers and controlling persons of the Company against certain liabilities, including liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     From the Company's inception on June 6, 1991 through September 30, 1996, the Company has issued and sold the following securities (as adjusted to give effect to the 3.75-for-one stock split of the Company's Class A Common Stock and Class B Common Stock, effective May 2, 1996 (the "Recapitalization")):

          (1) In July 1991, the Company issued 18,750 shares of Class A Common Stock to its founder, Clark E. McLeod. The price per share was $.27, for an aggregate consideration of $5,000.

          (2) In September 1992, the Company granted stock options to five of its employees to purchase an aggregate of 832,096 shares of Class A Common Stock pursuant to the 1992 Plan at an exercise price of $.27 per share and granted Clark E. McLeod stock options to purchase an aggregate of 172,298 shares of Class A Common Stock pursuant to the 1992 Plan at an exercise price of $.29 per share.

          (3) In January 1993, the Company issued an aggregate of 6,356,256 shares of Class A Common Stock to Clark E. McLeod (2,462,334), Mary E. McLeod (2,481,080), Holly A. McLeod (34,459), James L. Cram (153,548),
     Virginia A. Cram (153,548), William A. Cram (18,750), Kristin J. Cram (18,750), Stephen C. and Sally W. Gray (86,149), Scott L. and Julie A. Goldberg (68,918), Kirk E. Kaalberg (17,232), and Bruce A. and Susan M. Thayer (861,488). The price per share was $.27, for an aggregate consideration of $1,695,000.

          (4) Between March and November 1993, the Company granted stock options to 35 of its employees to purchase an aggregate of 1,193,438 shares of Class A Common Stock pursuant to the 1992 Plan (198,750) and the 1993 Plan (994,688), at an exercise price of $.80 per share and granted Clark E. McLeod stock options to purchase an aggregate of 180,000 shares of Class A Common Stock pursuant to the 1992 Plan (56,250) and the 1993 Plan (123,750), at an exercise price of $.88 per share.

          (5) In April 1993, the Company issued an aggregate of 5,618,754 shares of Class A Common Stock to Mary E. McLeod (1,249,999), Clark E. McLeod (1,250,003), Allsop (2,500,002), David C. Stanard (123,750), Judith A.
     Stanard (56,250), Douglas McGowan (153,750), Stephen C. and Sally W. Gray (18,750), James L. Cram (18,750), Virginia A. Cram (18,750), John D. and Karleen M. Hagan (18,750), Scott L. and Julie A. Goldberg (18,750), Robert
     C. and Deborah B. Taylor (18,750), Mernat & Co. f/b/o Henry Royer IRA (37,500), Gene L. Hassman (41,250), Stephen Samuel Gray Irrevocable Trust (3,750), Mernat & Co. f/b/o Joanne H. Collins Trust (45,000), and Mernat & Co. f/b/o Thomas M. Collins (45,000). The price per share was $.80, for an aggregate consideration of $4,495,002.

          (6) In April 1993, the Company issued 5,625,000 shares of Class B Common Stock to IES. The price per share was $.80, for an aggregate consideration of $4,500,000.

          (7) In May 1993, the Company granted to four of its directors, pursuant to the Director Plan, stock options to purchase an aggregate of 150,000 shares of Class A Common Stock at an exercise price of $.80 per share.

          (8) In December 1993, the Company issued an aggregate of 307,096 shares of Class A Common Stock to William A. Cram (14,063), Kristin J. Cram (14,063), James L. Cram (139,485) and Virginia A. Cram (139,485) in
     exchange for 307,096 shares of Class A Common Stock previously issued to James L. Cram (153,548) and Virginia A. Cram (153,548).

          (9) In December 1993, the Company granted to 44 of its employees, pursuant to the 1993 Plan, stock options to purchase an aggregate of 40,976 shares of Class A Common Stock at an exercise price of $1.07 per share.

          (10) Between January and June 1994, the Company granted to 47 of its employees, pursuant to the 1993 Plan, stock options to purchase an aggregate of 535,314 shares of Class A Common Stock at an exercise price of $1.47 per share.

          (11) In February 1994, the Company issued 2,045,457 shares of Class B Common Stock to IES. The price per share was $1.47, for an aggregate consideration of $3,000,003.

          (12) In February 1994, the Company issued an aggregate of 2,484,720 shares of Class A Common Stock to Allsop (1,022,727), Clark E. McLeod (511,365), Mary E. McLeod (511,362), Mernat & Co. f/b/o John D. Hagan IRA (76,875), Bruce A. and Susan M. Thayer (68,183), Judith A. Stanard (67,500), Mernat & Co. f/b/o Thomas M. Collins (102,274), Mernat & Co. f/b/o Henry Royer IRA (37,500), Casey D. Mahon (34,092), Dain Bosworth, Custodian for Casey D. Mahon IRA (34,092), Stephen C. and Sally W. Gray (15,000), and Robert C. and Deborah B. Taylor (3,750). The price per share was $1.47, for an aggregate consideration of $3,644,250.

          (13) In May 1994, the Company issued an aggregate of 14,478,480 shares of Class A Common Stock to all existing holders of Class A Common Stock and an aggregate of 7,670,457 shares of Class B Common Stock to all existing holders of Class B Common Stock in connection with the reincorporation of the Company from Iowa to Delaware in August 1993 and in exchange for all shares of Class A Common Stock and Class B Common Stock previously issued to such stockholders.

          (14) In May 1994, the Company granted to IES, in consideration of the guaranty executed by IES in connection with the Credit Facility, stock options to purchase an aggregate of 1,875,000 shares of Class B Common Stock at an exercise price of $1.47 per share.

          (15) Between August 1994 and January 1995, the Company granted to 235 of its employees, pursuant to the 1993 Plan, stock options to purchase an aggregate of 569,503 shares of Class A Common Stock at an exercise price of $1.73 per share and granted Clark E. McLeod stock options to purchase an aggregate of 18,750 shares of Class A Common Stock pursuant to the 1993 Plan at an exercise price of $1.91 per share.

          (16) In December 1994, the Company issued an aggregate of 2,482,602 shares of Class A Common Stock to Joni Thornton (3,750), Al and Delores Lyon (3,750), Aaron McLeod (3,750), Holly McLeod (3,750), Dave and Karen Lindberg (3,750), Ted McLeod (3,750), Clark E. McLeod (7,500) and Mary E. McLeod (2,452,602), in exchange for 2,482,602 shares of Class A Common Stock previously issued to Clark E. McLeod (18,750) and Mary E. McLeod (2,463,852).

          (17) In December 1994, the Company issued an aggregate of 278,972* shares of Class A Common Stock to William A. Cram (4,688), Kristin J. Cram (4,688), James L. Cram (134,798) and Virginia A. Cram (134,798) in exchange for 278,970* shares of Class A Common Stock previously issued to James L. Cram (139,485) and Virginia A. Cram (139,485).

          (18) In January 1995, the Company issued 22,500 shares of Class A Common Stock to Mernat & Co. f/b/o Stephen C. Gray. The price per share was $1.73, for an aggregate consideration of $39,000.

---------------
* Differences between the number of shares originally issued and the number of shares exchanged therefor in the described transaction are due to the rounding up of all fractional shares resulting from the Recapitalization.

          (19) In January 1995, the Company granted to four of its directors, pursuant to the Director Plan, stock options to purchase an aggregate of 75,000 shares of Class A Common Stock at an exercise price of $1.73 per share.

          (20) Between March and October 1995, the Company granted stock options to 452 of its employees to purchase an aggregate of 1,339,474 shares of Class A Common Stock pursuant to the 1992 Plan (105,000), the 1993 Plan (953,224) and the 1995 Plan (281,250), at an exercise price of $2.27 per share, and granted Clark E. McLeod stock options to purchase an aggregate of 56,250 shares of Class A Common Stock pursuant to the 1995 Plan at an exercise price of $2.49 per share.

          (21) In April 1995, the Company issued 3,676,058 shares of Class B Common Stock to Midwest Capital Group Inc. The price per share was $2.27, for an aggregate consideration of $8,332,397.

          (22) In April 1995, the Company granted to IES, in consideration of the guaranty executed by IES in connection with the Credit Facility, stock options to purchase an aggregate of 1,912,500 shares of Class B Common Stock at an exercise price of $2.27 per share.

          (23) In June 1995, the Company issued 3,529,414 shares of Class B Common Stock to MWR Investments Inc. The price per share was $2.27, for an aggregate consideration of $8,000,005.

          (24) In June 1995, the Company issued 750,000 shares of Class B Common Stock to IES. The price per share was $2.27, for an aggregate consideration of $1,700,000.

          (25) In June 1995, the Company issued 3,676,058 shares of Class B Common Stock to MWR Investments Inc., in exchange for 3,676,058 shares of Class B Common Stock previously issued to Midwest Capital Group Inc.

          (26) In June 1995, the Company issued an aggregate of 929,670* shares of Class A Common Stock to Bruce A. Thayer (464,835) and Susan M. Thayer (464,835) in exchange for 929,671* shares of Class A Common Stock previously issued to Bruce A. and Susan M. Thayer.

          (27) In June 1995, the Company issued an aggregate of 1,897,068 shares of Class A Common Stock to Allsop (171,188), Frank N. and Marilyn Y. Magid (44,119), Fred L. Wham, III, Trustee, Fred L. Wham, III Profit Sharing U/A dated 1/1/89 f/b/o Fred L. Wham, III (88,238), Scott G. Byers Partnership (44,119), Craig M. and Susan M. Byers (44,119), Richard C. Young (44,119), Ross D. Christensen (44,119), William C. Knapp as trustee of the William C. Knapp Revocable Trust (88,238), Nelson Investment Company (44,119), John W. Aalfs (44,119), John D. Hagan (44,119), William J. Stevens (11,625), Tami Young (22,062), Merrill Lynch f/b/o Michael J. Brown IRA (13,238), Ann Vermeer Stienstra (13,238), Keith R. Molof (2,250), Central Iowa Energy Cooperative (330,885), Trust for the Benefit of the Children of Frank Magid (44,119), Iowa Capital Corporation (154,414), Dain Bosworth f/b/o Thomas M. Brown IRA (32,363), Thomas M. Brown (8,813), Karen Jacobi (450), Philip Thrasher Kennedy (6,619), IPC Development Co. (45,000), Trusty (44,119), S.K.E. Investment Partnership (44,119), Thomas M. Hoyt (44,119), James S. Cownie (88,238), Mernat & Co. f/b/o Stephen C. Gray IRA (3,750), Stephen C. Gray (26,352), Gregg D. Miller (44,119), Theodore G. Schwartz (44,119), Clark E. McLeod (64,163), Mary E. McLeod (64,159), Ibak & Company f/b/o John W. Colloton (25,875), and John W. Colloton (18,244). The price per share was $2.27, for an aggregate consideration of $4,299,997.

---------------
* Differences between the number of shares originally issued and the number of shares exchanged therefor in the described transaction are due to the rounding up of all fractional shares resulting from the Recapitalization.

          (28) In July 1995, the Company issued an aggregate of 26,352 shares of Class A Common Stock to Stephen C. Gray (22,602) and Elizabeth Mary Fletcher Gray Education Trust (3,750) in exchange for 26,352 shares of Class A Common Stock previously issued to Stephen C. Gray.

          (29) In July 1995, the Company granted to six of its directors, pursuant to the Director Plan, stock options to purchase an aggregate of 112,500 shares of Class A Common Stock at an exercise price of $2.27 per share.

          (30) In October 1995, the Company issued 282 shares of Class A Common Stock to Kathleen Sanders. The price per share was $1.06, for an aggregate consideration of $300.

          (31) In October 1995, the Company issued an aggregate of 269,596 shares of Class A Common Stock to William A. Cram (3,750), Kristin J. Cram (3,750), James L. Cram (131,048) and Virginia A. Cram (131,048) in exchange for 269,596 shares of Class A Common Stock previously issued to James L. Cram (134,798) and Virginia A. Cram (134,798).

          (32) In December 1995, the Company issued an aggregate of 2,462,330 shares of Class A Common Stock to Joni Thornton (3,750), Dave and Karen Lindberg (3,750), Aaron McLeod (3,750), Holly McLeod (3,750), Clark E. McLeod (2,437,602) and Mary E. McLeod (9,728), in exchange for 2,462,330 shares of Class A Common Stock previously issued to Clark E. McLeod (2,445,102) and Mary E. McLeod (17,228).

          (33) In December 1995, the Company issued 11,250 shares of Class A Common Stock to James L. Cram. The price per share was $.27, for an aggregate consideration of $3,000.

          (34) Between December 1995 and February 1996, the Company granted stock options to 239 of its employees to purchase an aggregate of 1,514,263 shares of Class A Common Stock pursuant to the 1992 Plan (39,752) and the 1993 Plan (1,474,511), at an exercise price of $2.67 per share and granted Clark E. McLeod stock options to purchase an aggregate of 112,500 shares of Class A Common Stock pursuant to the 1993 Plan at an exercise price of $2.93 per share.

          (35) In January 1996, the Company granted to six of its directors, pursuant to the Director Plan, stock options to purchase an aggregate of 112,500 shares of Class A Common Stock at an exercise price of $2.67 per share.

          (36) In February 1996, the Company issued an aggregate of 262,096 shares of Class A Common Stock to William A. Cram (5,625), Kristin J. Cram (5,625), Thomas W. Burns (3,750), Rita M. Burns (3,750), James L. Cram (121,673) and Virginia A. Cram (121,673) in exchange for 262,096 shares of Class A Common Stock previously issued to James L. Cram (131,048) and Virginia A. Cram (131,048).

          (37) In February 1996, the Company issued 23,438 shares of Class A Common Stock to Blake O. Fisher, Jr. The price per share was $.99, for an aggregate consideration of $23,125.

          (38) In April 1996, as partial consideration for the execution of employment, confidentiality and non-competition agreements, the Company granted to the 37 employees signing such agreements options to purchase an aggregate of 540,500 shares of Class A Common Stock, effective upon consummation of the Company's initial public offering of Class A Common Stock, at exercise prices ranging from $20.00 to $22.00.


          (39) In June 1996, the Company granted to 176 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 223,550 shares of Class A Common Stock at an exercise price of $20.00 per share.



          (40) In June 1996, the Company granted to seven of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 6,800 shares of Class A Common Stock at an exercise price of $23.75 per share.

          (41) In July 1996, the Company issued an aggregate of 474,807 shares of Class A Common Stock to Allsop (194,476), Albert P. Ruffalo (73,600), Joseph P. Cunningham (40,301), Laura L. Dement (37,386), Randy A. Snyder (18,763), Brian P. Donnelley (18,763), Clark E. McLeod (38,609), Mary E. McLeod (38,609), Eric Hender (7,150), and Julie Hender (7,150). The 474,807 shares were exchanged for all the shares of Ruffalo, Cody common stock held by such persons.

          (42) In July 1996, in connection with the acquisition of Ruffalo, Cody and pursuant to the 1996 Plan, the Company granted stock options to purchase an aggregate of 88,436 shares of Class A Common Stock at an exercise price of $1.43 to 19 Ruffalo, Cody employees, an aggregate of 29,537 shares of Class A Common Stock at an exercise price of $4.29 to 9 Ruffalo, Cody employees, an aggregate of 14,684 shares of Class A Common Stock at an exercise price of $8.58 to 14 Ruffalo, Cody employees, an aggregate of 11,370 shares of Class A Common Stock at an exercise price of $9.30 to 31 Ruffalo, Cody employees, an aggregate of 6,991 shares of Class A Common Stock at an exercise price of $8.58 to 1 Ruffalo, Cody independent contractor, and an aggregate of 6,991 shares of Class A Common Stock at an exercise price of $9.30 to 1 Ruffalo, Cody independent contractor.

          (43) In July 1996, as partial consideration for the execution of employment, confidentiality and non-competition agreements, the Company granted to 11 employees signing such agreements options to purchase an aggregate of 167,000 shares of Class A Common Stock at an exercise price of $25.25 per share.


          (44) In July 1996, the Company granted to two of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 11,500 shares of Class A Common Stock at an exercise price of $25.25 per share.



          (45) In July 1996, the Company granted to 81 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 34,100 shares of Class A Common Stock at an exercise price of $24.75 per share.



          (46) In August 1996, the Company granted to 62 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 129,855 shares of Class A Common Stock at an exercise price of $30.125 per share.


          (47) In September 1996, as partial consideration for the execution of employment, confidentiality and non-competition agreements, the Company granted to six employees signing such agreements options to purchase an aggregate of 225,000 shares of Class A Common Stock at an exercise price of $33.375 per share.


          (48) In September 1996, the Company granted to 541 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 191,700 shares of Class A Common Stock at an exercise price of $33.375 per share.


          (49) In September 1996, as partial consideration for the execution of an employment, confidentiality and non-competition agreement, the Company granted to one employee signing such agreement options to purchase 10,000 shares of Class A Common Stock at an exercise price of $33.875 per share.

          (50) In September 1996, the Company granted to 29 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 35,975 shares of Class A Common Stock at an exercise price of $33.875 per share.


          (51) In October 1996, the Company granted to 50 of its employees, pursuant to the 1996 Plan, stock options to purchase an aggregate of 41,600 shares of Class A Common Stock at an exercise price of $30.25 per share.

     Each issuance of securities described above was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates issued in such transactions. All recipients had adequate access, through their relationships with the Company, to information about the Company.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
 **1.1     -- Form of Underwriting Agreement among McLeod, Inc., Salomon Brothers Inc, Bear,
              Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, and certain stockholders of the Company.
   2.1     -- Agreement and Plan of Reorganization dated April 28, 1995 among Midwest Capital
              Group Inc., MWR Telecom, Inc. and McLeod Inc. (Filed as Exhibit 2.1 to
              Registration Statement on Form S-1, File No. 333-3112 ("Initial Form S-1"), and
              incorporated herein by reference.)
   2.2     -- Agreement and Plan of Reorganization dated July 12, 1996 among Ruffalo, Cody &
              Associates, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc. and
              McLeod, Inc. (Filed as Exhibit 2 to Current Report on Form 8-K, File No.
              0-20763, and incorporated herein by reference.)
   2.3     -- Agreement and Plan of Reorganization dated August 15, 1996 among Telecom*USA
              Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit 2 to Current Report on
              Form 8-K, File No. 0-20763, and incorporated herein by reference.)
   3.1     -- Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as
              Exhibit 3.1 to Initial Form S-1, and incorporated herein by reference.)
 **3.2     -- Amended and Restated Bylaws of McLeod, Inc.
   4.1     -- Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as Exhibit 4.1
              to Initial Form S-1, and incorporated herein by reference.)
   4.2     -- Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES Investments
              Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod,
              and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1, and incorporated herein by reference.)
 **4.3     -- Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among
              McLeod, Inc., IES Investments Inc., Midwest Capital Group Inc., MWR Investments
              Inc., Clark E. McLeod and Mary E. McLeod.
   5.1     -- Opinion of Hogan & Hartson L.L.P.
  10.1     -- Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. and
              The First National Bank of Chicago. (Filed as Exhibit 10.1 to Initial Form S-1,
              and incorporated herein by reference.)
  10.2     -- First Amendment to Credit Agreement dated as of June 17, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.2 to Initial Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.3     -- Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.3 to Initial Form S-1, and incorporated herein by reference.)
  10.4     -- Third Amendment to Credit Agreement dated as of May 31, 1995 among McLeod, Inc.,
              McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.4 to Initial Form S-1, and incorporated herein by reference.)
  10.5     -- Fourth Amendment to Credit Agreement dated as of July 28, 1995 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.5 to Initial Form S-1, and incorporated herein by reference.)
  10.6     -- Fifth Amendment to Credit Agreement dated as of October 18, 1995 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.6 to Initial Form S-1, and incorporated herein by reference.)
  10.7     -- Sixth Amendment to Credit Agreement dated as of March 29, 1996 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telecommunications, Inc., MWR
              Telecom, Inc. and The First National Bank of Chicago. (Filed as Exhibit 10.7 to
              Initial Form S-1, and incorporated herein by reference.)
  10.8     -- Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. and
              The First National Bank of Chicago. (Filed as Exhibit 10.8 to Initial Form S-1,
              and incorporated herein by reference.)
  10.9     -- First Amendment to Security Agreement dated as of December 1, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.9 to Initial Form S-1, and incorporated herein by reference.)
  10.10    -- Support Agreement dated as of December 1, 1994 among IES Diversified Inc.,
              McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.10 to Initial Form S-1, and incorporated herein by reference.)
  10.11    -- Agreement Regarding Support Agreement dated December 1994 between McLeod, Inc.
              and IES Diversified Inc. (Filed as Exhibit 10.11 to Initial Form S-1, and
              incorporated herein by reference.)
  10.12    -- Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc. and IES
              Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1, and incorporated herein by reference.)
  10.13    -- Joinder to and Assumption of Credit Agreement dated as of April 28, 1995 between
              McLeod Merging Co. and The First National Bank of Chicago. (Filed as Exhibit
              10.13 to Initial Form S-1, and incorporated herein by reference.)
  10.14    -- Joinder to and Assumption of Security Agreement dated as of April 28, 1995 between McLeod Merging Co. and The First National Bank of Chicago. (Filed as
              Exhibit 10.14 to Initial Form S-1, and incorporated herein by reference.)
  10.15    -- Letter from The First National Bank of Chicago to James L. Cram dated April 28,
              1995 regarding extension of the termination date under the Credit Agreement.
              (Filed as Exhibit 10.15 to Initial Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.16    -- Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. MWR
              Telecom, Inc. and The First National Bank of Chicago. (Filed as Exhibit 10.16 to
              Initial Form S-1, and incorporated herein by reference.)
  10.17    -- Agreement for Construction Related Services dated as of October 17, 1995 between
              City Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed as
              Exhibit 10.17 to Initial Form S-1, and incorporated herein by reference.)
  10.18    -- Construction Services Agreement dated March 27, 1996 between City Signal Fiber
              Services, Inc. and McLeod Network Services, Inc. (Filed as Exhibit 10.18 to
              Initial Form S-1, and incorporated herein by reference.)
  10.19    -- Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod Network
              Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit 10.19 to Initial Form
              S-1, and incorporated herein by reference.)
  10.20    -- Agreement dated as of July 11, 1994 between McLeod Network Services, Inc. and
              KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1, and incorporated herein by reference.)
  10.21    -- Lease Agreement dated September 5, 1995 between State of Iowa and MWR Telecom,
              Inc. (Filed as Exhibit 10.21 to Initial Form S-1, and incorporated herein by reference.)
  10.22    -- Lease Agreement dated September 5, 1995 between State of Iowa and McLeod Network
              Services, Inc. (Filed as Exhibit 10.22 to Initial Form S-1, and incorporated herein by reference.)
  10.23    -- Contract dated September 5, 1995 between Iowa Telecommunications and Technology
              Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to Initial Form S-1,
              and incorporated herein by reference.)
  10.24    -- Contract dated June 27, 1995 between Iowa National Guard and McLeod Network
              Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1, and incorporated herein by reference.)
  10.25    -- Addendum Number One to Contract dated September 5, 1995 between Iowa National
              Guard and McLeod Network Services, Inc. (Filed as Exhibit 10.25 to Initial Form
              S-1, and incorporated herein by reference.)
  10.26    -- U S WEST Centrex Plus Service Rate Stability Plan dated October 15, 1993 between
              McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
              10.26 to Initial Form S-1, and incorporated herein by reference.)
  10.27    -- U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between
              McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
              10.27 to Initial Form S-1, and incorporated herein by reference.)
  10.28    -- Ameritech Centrex Service Confirmation of Service Orders dated various dates in
              1994, 1995 and 1996 between McLeod Telemanagement, Inc. and Ameritech
              Information Industry Services. (Filed as Exhibit 10.28 to Initial Form S-1, and
              incorporated herein by reference.)
  10.29    -- Lease Agreement dated as of December 28, 1993 between 2060 Partnership and
              McLeod Telemanagement, Inc., as amended by Amendments First to Ninth dated as of
              July 3, 1994, March 25, 1994, June 22, 1994, August 12, 1994, September 12,
              1994, September 20, 1994, November 16, 1994, September 20, 1995 and January 6,
              1996, respectively. (Filed as Exhibit 10.29 to Initial Form S-1, and
              incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.30    -- Lease Agreement dated as of May 24, 1995 between 2060 Partnership and McLeod
              Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-1, and
              incorporated herein by reference.)
  10.31    -- Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod
              Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial Form S-1, and
              incorporated herein by reference.)
  10.32    -- First Amendment to Lease Agreement dated as of November 20, 1995 between
              I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.32
              to Initial Form S-1, and incorporated herein by reference.)
  10.33    -- Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc. and Hill's
              Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to Initial Form S-1, and
              incorporated herein by reference.)
  10.34    -- Master Right-of-Way Agreement dated July 27, 1994 between McLeod Network
              Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34 to Initial Form
              S-1, and incorporated herein by reference.)
  10.35    -- Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES
              Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35 to Initial Form S-1,
              and incorporated herein by reference.)
  10.36    -- Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between
              MidAmerican Energy Company and McLeod, Inc. (Iowa and South Dakota). (Filed as
              Exhibit 10.36 to Initial Form S-1, and incorporated herein by reference.)
  10.37    -- Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between
              MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed as Exhibit 10.37
              to Initial Form S-1, and incorporated herein by reference.)
  10.38    -- Settlement Agreement dated March 18, 1996 between U S WEST Communications, Inc.
              and McLeod Telemanagement, Inc. (Filed as Exhibit 10.38 to Initial Form S-1, and
              incorporated herein by reference.)
  10.39    -- Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod Telemanagement,
              Inc. (Filed as Exhibit 10.39 to Initial Form S-1, and incorporated herein by reference.)
  10.40    -- McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan. (Filed as
              Exhibit 10.40 to Initial Form S-1, and incorporated herein by reference.)
  10.41    -- McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41 to
              Initial Form S-1, and incorporated herein by reference.)
  10.42    -- McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42 to
              Initial Form S-1, and incorporated herein by reference.)
  10.43    -- McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as Exhibit
              10.43 to Initial Form S-1, and incorporated herein by reference.)
  10.44    -- Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and McLeod, Inc.
              (Filed as Exhibit 10.44 to Initial Form S-1, and incorporated herein by reference.)
  10.45    -- Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod,
              Inc. (Filed as Exhibit 10.45 to Initial Form S-1, and incorporated herein by reference.)
  10.46    -- Agreement dated April 28, 1995 among McLeod, Inc., McLeod Telecommunications,
              Inc., McLeod Telemanagement, Inc., McLeod Network Services, Inc. and Clark E.
              McLeod. (Filed as Exhibit 10.46 to Initial Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
 +10.47    -- Telecommunications Services Agreement dated March 14, 1994 between WilTel, Inc.
              and McLeod Telemanagement, Inc., as amended. (Filed as Exhibit 10.47 to Initial
              Form S-1, and incorporated herein by reference.)
  10.48    -- Amendment to Contract Addendum A to Contract No. 2102 dated March 31, 1993 between the Iowa Department of General Services and McLeod Telecommunications,
              Inc. (Filed as Exhibit 10.48 to Initial Form S-1, and incorporated herein by reference.)
  10.49    -- Construction Services Agreement dated June 30, 1995 between MFS Network
              Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit 10.49 to Initial Form
              S-1, and incorporated herein by reference.)
  10.50    -- First Amendment to Agreement Regarding Support Agreement dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as
              Exhibit 10.50 to Initial Form S-1, and incorporated herein by reference.)
  10.51    -- First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among
              McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as Exhibit
              10.51 to Initial Form S-1, and incorporated herein by reference.)
  10.52    -- Amended and Restated Directors Stock Option Plan of McLeod, Inc. (Filed as
              Exhibit 10.52 to Initial Form S-1, and incorporated herein by reference.)
  10.53    -- Forms of Employment, Confidentiality and Non-Competition Agreement between
              McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to
              Initial Form S-1, and incorporated herein by reference.)
  10.54    -- Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1, and incorporated herein by reference.)
**10.55    -- McLeod, Inc. 1996 Employee Stock Option Plan, as amended.
  10.56    -- McLeod, Inc. Employee Stock Purchase Plan. (Filed as Exhibit 10.56 to Initial
              Form S-1, and incorporated herein by reference.)
  10.57    -- Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form S-1, and
              incorporated herein by reference.)
  10.58    -- License Agreement dated April 24, 1996 between PageMart, Inc. and MWR Telecom,
              Inc. (Filed as Exhibit 10.58 to Initial Form S-1, and incorporated herein by reference.)
**10.59    -- Assignment of Purchase Agreement dated August 15, 1996 by and between Ryan
              Properties, Inc. and McLeod, Inc.
**10.60    -- Assignment of Purchase Agreement dated August 14, 1996 by and between Ryan
              Properties, Inc. and McLeod, Inc.
**10.61    -- Asset Purchase Agreement dated September 4, 1996 by and between Total
              Communication Services, Inc. and McLeod Telemanagement, Inc.
**10.62    -- First Amendment to Asset Purchase Agreement dated September 30, 1996 by and between Total Communication Services, Inc. and McLeod Telemanagement, Inc.
**10.63    -- McLeod, Inc. Incentive Plan.
**10.64    -- Amended and Restated Credit Agreement dated as of May 5, 1996 by and between
              Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and
              Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa, National
              Association.

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
**10.65    -- First Amendment to Amended and Restated Credit Agreement dated as of January 31,
              1996 by and between Telecom*USA Publishing Group, Inc., Telecom*USA Publishing
              Company and Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
              National Association.
**10.66    -- Lease Agreement dated as of September 26, 1994 between Ryan Properties, Inc. and
              Ruffalo, Cody & Associates, Inc.
**10.67    -- First Lease Amendment dated as of April 12, 1995 between Ryan Properties, Inc.
              and Ruffalo, Cody & Associates, Inc.
**10.68    -- Lease Agreement dated as of July 18, 1995 between 2060 Partnership, L.P. and
              Telecom*USA Publishing Company.
**10.69    -- Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
              Telecom*USA Publishing Company.
**10.70    -- License Agreement dated as of April 19, 1994, between Ameritech Information
              Industry Services and Telecom*USA Publishing Company.
**10.71    -- License Agreement dated September 13, 1993 between U S WEST Communications, Inc.
              and Telecom*USA Publishing Company.
**10.72    -- Form of McLeod, Inc. Directors Stock Option Plan Stock Option Agreement.
**10.73    -- Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock Option
              Agreement.
**10.74    -- Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive Stock Option
              Agreement.
**10.75    -- Option Agreement dated April 27, 1995 between Fronteer Directory Company, Inc.
              and Telecom*USA Publishing Company.
**10.76    -- Promissory Note dated May 5, 1995 between Telecom*USA Publishing Company and
              Fronteer Directory Company, Inc.
**10.77    -- Security Agreement dated May 5, 1995 between Telecom*USA Publishing Company and
              Fronteer Directory Company, Inc.
**10.78    -- Design/Build Construction Contract dated September 17, 1996 by and between Ryan
              Construction Company of Minnesota, Inc. and McLeod, Inc.
  10.79    -- Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of
              Kirkwood Community College.
  10.80    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Telemanagement, Inc.
  10.81    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Telecommunications, Inc.
  10.82    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Network Services, Inc.
  10.83    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod, Inc.
  10.84    -- Change Order No. 1 to the Construction Services Agreement dated November 22,
              1995 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.
  10.85    -- Change Order No. 2 to the Construction Services Agreement dated August 14, 1996 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.
  10.86    -- Change Order No. 3 to the Construction Services Agreement dated October 31, 1996 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.
  10.87    -- Independent Contractor Sales Agreement dated May   , 1995 by and between Sprint
              Communications Company L.P. and Ruffalo, Cody & Associates, Inc.

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.88    -- Second Amendment to Asset Purchase Agreement dated October 31, 1996 between
              Total Communication Services, Inc. and McLeod Telemanagement, Inc.
  10.89    -- Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of
              Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo and Norwest Bank N.A.
**11.1     -- Statement regarding Computation of Per Share Earnings.
**21.1     -- Subsidiaries of McLeod, Inc.
  23.1     -- Consents of McGladrey & Pullen, LLP.
  23.2     -- Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1 to this Registration
              Statement on Form S-1).
**24.1     -- Power of Attorney (included on signature page).
**27.1     -- Financial Data Schedule.
**99.1     -- Purchase Agreement dated as of August 15, 1996 between Iowa Land and Building
              Company and Ryan Properties, Inc.
**99.2     -- Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek, Dennis E.
              Zvacek and Robert J. Zvacek and Ryan Properties, Inc.


---------------
** Previously filed.

+ Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.

     (b) FINANCIAL STATEMENT SCHEDULES.

     The following financial statement schedule is filed herewith:

     Schedule II -- Valuation and Qualifying Accounts

     Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is provided in the Financial Statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby further undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the Company has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cedar Rapids, Iowa, on this 12th day of November, 1996.


                                          McLEOD, INC.

                                          By      /s/  CLARK E. MCLEOD

                                            ------------------------------------
                                                      Clark E. McLeod
                                            Chairman and Chief Executive Officer

                            ------------------------


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons, in the capacities indicated below, on this 12th day of November, 1996.



                  SIGNATURE                                         TITLE
---------------------------------------------   ---------------------------------------------
            /s/  CLARK E. MCLEOD                Chairman, Chief Executive Officer and
---------------------------------------------     Director (Principal Executive Officer)
               Clark E. McLeod
                           *                    President, Chief Operating Officer and
---------------------------------------------     Director
               Stephen C. Gray
                           *                    Chief Financial Officer, Executive Vice
---------------------------------------------     President, Corporate Administration,
            Blake O. Fisher, Jr.                  Treasurer and Director (Principal Financial
                                                  Officer)
                           *                    Chief Accounting Officer (Principal
---------------------------------------------     Accounting Officer)
                James L. Cram
                           *                    Director
---------------------------------------------
           Russell E. Christiansen
                           *                    Director
---------------------------------------------
              Thomas M. Collins
                           *                    Director
---------------------------------------------
               Paul D. Rhines
                           *                    Director
---------------------------------------------
                   Lee Liu
      *By:        /s/  CLARK E. MCLEOD
---------------------------------------------
               Clark E. McLeod
              Attorney-in-Fact

                          INDEPENDENT AUDITOR'S REPORT
                      ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
McLeod, Inc.
Cedar Rapids, Iowa

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                          McGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
March 28, 1996

                                  MCLEOD, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

             COLUMN A                COLUMN B           COLUMN C           COLUMN D    COLUMN E
                                                        ADDITIONS
                                                  ---------------------
                                      BALANCE      CHARGED     CHARGED                 BALANCE
                                         AT           TO          TO                      AT
                                     BEGINNING     COST AND     OTHER                   END OF
            DESCRIPTION              OF PERIOD     EXPENSES    ACCOUNTS   DEDUCTIONS    PERIOD
------------------------------------ ----------   ----------   --------   ---------   ----------
Year Ended December 31, 1993:
  Allowance for uncollectible
     accounts and discounts......... $   --       $   --       $  --      $  --       $   --
  Valuation reserve on deferred
     tax assets.....................     --          789,000      --         --          789,000
                                     ----------   ----------        ---         ---   ----------
                                     $   --       $  789,000   $  --      $  --       $  789,000
                                     ==========   ==========   ========   =========   ==========
Year Ended December 31, 1994:
  Allowance for uncollectible
     accounts and discounts......... $   --       $   84,000   $  --      $  --       $   84,000
  Valuation reserve on deferred
     tax assets.....................    789,000    4,622,000      --         --        5,411,000
                                     ----------   ----------        ---         ---   ----------
                                     $  789,000   $4,706,000   $  --      $  --       $5,495,000
                                     ==========   ==========   ========   =========   ==========
Year Ended December 31, 1995:
  Allowance for doubtful accounts
     and discounts.................. $   84,000   $  135,000   $  --      $  --       $  219,000
  Valuation reserve on deferred
     tax assets.....................  5,411,000    3,007,000      --         --        8,418,000
                                     ----------   ----------        ---         ---   ----------
                                     $5,495,000   $3,142,000   $  --      $  --       $8,637,000
                                     ==========   ==========   ========   =========   ==========

                          INDEPENDENT AUDITOR'S REPORT
                      ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
Ruffalo, Cody & Associates, Inc.
Cedar Rapids, Iowa

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                          McGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
February 9, 1996

                RUFFALO, CODY & ASSOCIATES, INC. AND SUBSIDIARY
                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                  COLUMN A                     COLUMN B         COLUMN C         COLUMN D    COLUMN E
                                                                ADDITIONS
                                                           -------------------
                                                BALANCE    CHARGED    CHARGED                BALANCE
                                                  AT          TO         TO                     AT
                                               BEGINNING   COST AND    OTHER                  END OF
                 DESCRIPTION                   OF PERIOD   EXPENSES   ACCOUNTS   DEDUCTIONS   PERIOD
---------------------------------------------- ---------   --------   --------   ---------   --------
Year Ended December 31, 1993:
  Allowance for doubtful accounts.............  $50,000    $ --       $  --       $ --       $50,000
                                               =========   ========   ========   =========   ========
Year Ended December 31, 1994:
  Allowance for doubtful accounts.............  $50,000    $38,072    $  --       $ --       $88,072
                                               =========   ========   ========   =========   ========
Year Ended December 31, 1995:
  Allowance for doubtful accounts.............  $88,072    $ --       $  --       $38,072    $50,000
                                               =========   ========   ========   =========   ========

                          INDEPENDENT AUDITOR'S REPORT
                      ON THE FINANCIAL STATEMENT SCHEDULES

To the Board of Directors
Telecom*USA Publishing Group, Inc.
Cedar Rapids, Iowa

     Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidated supplemental schedule II is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic consolidated financial statements taken as a whole.

                                          McGLADREY & PULLEN, LLP

Cedar Rapids, Iowa
September 27, 1996

               TELECOM*USA PUBLISHING GROUP, INC. AND SUBSIDIARIES

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

             COLUMN A               COLUMN B           COLUMN C          COLUMN D     COLUMN E
                                                      ADDITIONS
                                                ---------------------
                                    BALANCE      CHARGED     CHARGED                  BALANCE
                                       AT           TO          TO                       AT
                                   BEGINNING     COST AND     OTHER                    END OF
           DESCRIPTION             OF PERIOD     EXPENSES    ACCOUNTS   DEDUCTIONS     PERIOD
---------------------------------- ----------   ----------   --------   ----------   ----------
Year Ended August 31, 1994:
  Allowance for doubtful
     accounts and adjustments..... $1,662,481   $1,340,069   $  --      $1,131,470   $1,871,080
                                   ==========   ==========   ========   ==========   ==========
Year Ended August 31, 1995:
  Allowance for doubtful
     accounts and adjustments..... $1,871,080   $1,669,478   $  --      $1,206,402   $2,334,156
                                   ==========   ==========   ========   ==========   ==========
Year Ended August 31, 1996:
  Allowance for doubtful accounts
     and adjustments.............. $2,334,156   $2,636,421   $  --      $1,867,654   $3,102,923
                                   ==========   ==========   ========   ==========   ==========

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
 **1.1     -- Form of Underwriting Agreement among McLeod, Inc., Salomon Brothers Inc, Bear,
              Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, and certain stockholders of the Company.
   2.1     -- Agreement and Plan of Reorganization dated April 28, 1995 among Midwest Capital
              Group Inc., MWR Telecom, Inc. and McLeod Inc. (Filed as Exhibit 2.1 to
              Registration Statement on Form S-1, File No. 333-3112 ("Initial Form S-1"), and
              incorporated herein by reference.)
   2.2     -- Agreement and Plan of Reorganization dated July 12, 1996 among Ruffalo, Cody &
              Associates, Inc., certain shareholders of Ruffalo, Cody & Associates, Inc. and
              McLeod, Inc. (Filed as Exhibit 2 to Current Report on Form 8-K, File No.
              0-20763, and incorporated herein by reference.)
   2.3     -- Agreement and Plan of Reorganization dated August 15, 1996 among Telecom*USA
              Publishing Group, Inc. and McLeod, Inc. (Filed as Exhibit 2 to Current Report on
              Form 8-K, File No. 0-20763, and incorporated herein by reference.)
   3.1     -- Amended and Restated Certificate of Incorporation of McLeod, Inc. (Filed as
              Exhibit 3.1 to Initial Form S-1, and incorporated herein by reference.)
 **3.2     -- Amended and Restated Bylaws of McLeod, Inc.
   4.1     -- Form of Class A Common Stock Certificate of McLeod, Inc. (Filed as Exhibit 4.1
              to Initial Form S-1, and incorporated herein by reference.)
   4.2     -- Investor Agreement dated as of April 1, 1996 among McLeod, Inc., IES Investments
              Inc., Midwest Capital Group Inc., MWR Investments Inc., Clark and Mary McLeod,
              and certain other stockholders. (Filed as Exhibit 4.8 to Initial Form S-1, and incorporated herein by reference.)
 **4.3     -- Amendment No. 1 to Investor Agreement dated as of October 23, 1996 by and among
              McLeod, Inc., IES Investments Inc., Midwest Capital Group Inc., MWR Investments
              Inc., Clark E. McLeod and Mary E. McLeod.
   5.1     -- Opinion of Hogan & Hartson L.L.P.
  10.1     -- Credit Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. and
              The First National Bank of Chicago. (Filed as Exhibit 10.1 to Initial Form S-1,
              and incorporated herein by reference.)
  10.2     -- First Amendment to Credit Agreement dated as of June 17, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.2 to Initial Form S-1, and incorporated herein by reference.)
  10.3     -- Second Amendment to Credit Agreement dated as of December 1, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.3 to Initial Form S-1, and incorporated herein by reference.)
  10.4     -- Third Amendment to Credit Agreement dated as of May 31, 1995 among McLeod, Inc.,
              McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.4 to Initial Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.5     -- Fourth Amendment to Credit Agreement dated as of July 28, 1995 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.5 to Initial Form S-1, and incorporated herein by reference.)
  10.6     -- Fifth Amendment to Credit Agreement dated as of October 18, 1995 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc., MWR Telecom, Inc. and The First National Bank of
              Chicago. (Filed as Exhibit 10.6 to Initial Form S-1, and incorporated herein by reference.)
  10.7     -- Sixth Amendment to Credit Agreement dated as of March 29, 1996 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telecommunications, Inc., MWR
              Telecom, Inc. and The First National Bank of Chicago. (Filed as Exhibit 10.7 to
              Initial Form S-1, and incorporated herein by reference.)
  10.8     -- Security Agreement dated as of May 16, 1994 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. and
              The First National Bank of Chicago. (Filed as Exhibit 10.8 to Initial Form S-1,
              and incorporated herein by reference.)
  10.9     -- First Amendment to Security Agreement dated as of December 1, 1994 among McLeod,
              Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.9 to Initial Form S-1, and incorporated herein by reference.)
  10.10    -- Support Agreement dated as of December 1, 1994 among IES Diversified Inc.,
              McLeod, Inc., McLeod Network Services, Inc., McLeod Telemanagement, Inc., McLeod
              Telecommunications, Inc. and The First National Bank of Chicago. (Filed as
              Exhibit 10.10 to Initial Form S-1, and incorporated herein by reference.)
  10.11    -- Agreement Regarding Support Agreement dated December 1994 between McLeod, Inc.
              and IES Diversified Inc. (Filed as Exhibit 10.11 to Initial Form S-1, and
              incorporated herein by reference.)
  10.12    -- Agreement Regarding Guarantee dated May 16, 1994 between McLeod, Inc. and IES
              Diversified Inc. (Filed as Exhibit 10.12 to Initial Form S-1, and incorporated herein by reference.)
  10.13    -- Joinder to and Assumption of Credit Agreement dated as of April 28, 1995 between
              McLeod Merging Co. and The First National Bank of Chicago. (Filed as Exhibit
              10.13 to Initial Form S-1, and incorporated herein by reference.)
  10.14    -- Joinder to and Assumption of Security Agreement dated as of April 28, 1995 between McLeod Merging Co. and The First National Bank of Chicago. (Filed as
              Exhibit 10.14 to Initial Form S-1, and incorporated herein by reference.)
  10.15    -- Letter from The First National Bank of Chicago to James L. Cram dated April 28,
              1995 regarding extension of the termination date under the Credit Agreement.
              (Filed as Exhibit 10.15 to Initial Form S-1, and incorporated herein by reference.)
  10.16    -- Credit Agreement dated as of March 29, 1996 among McLeod, Inc., McLeod Network
              Services, Inc., McLeod Telemanagement, Inc., McLeod Telecommunications, Inc. MWR
              Telecom, Inc. and The First National Bank of Chicago. (Filed as Exhibit 10.16 to
              Initial Form S-1, and incorporated herein by reference.)
  10.17    -- Agreement for Construction Related Services dated as of October 17, 1995 between
              City Signal Fiber Services, Inc. and McLeod Network Services, Inc. (Filed as
              Exhibit 10.17 to Initial Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.18    -- Construction Services Agreement dated March 27, 1996 between City Signal Fiber
              Services, Inc. and McLeod Network Services, Inc. (Filed as Exhibit 10.18 to
              Initial Form S-1, and incorporated herein by reference.)
  10.19    -- Fiber Optic Use Agreement dated as of February 14, 1996 between McLeod Network
              Services, Inc. and Galaxy Telecom, L.P. (Filed as Exhibit 10.19 to Initial Form
              S-1, and incorporated herein by reference.)
  10.20    -- Agreement dated as of July 11, 1994 between McLeod Network Services, Inc. and
              KLK Construction. (Filed as Exhibit 10.20 to Initial Form S-1, and incorporated herein by reference.)
  10.21    -- Lease Agreement dated September 5, 1995 between State of Iowa and MWR Telecom,
              Inc. (Filed as Exhibit 10.21 to Initial Form S-1, and incorporated herein by reference.)
  10.22    -- Lease Agreement dated September 5, 1995 between State of Iowa and McLeod Network
              Services, Inc. (Filed as Exhibit 10.22 to Initial Form S-1, and incorporated herein by reference.)
  10.23    -- Contract dated September 5, 1995 between Iowa Telecommunications and Technology
              Commission and MWR Telecom, Inc. (Filed as Exhibit 10.23 to Initial Form S-1,
              and incorporated herein by reference.)
  10.24    -- Contract dated June 27, 1995 between Iowa National Guard and McLeod Network
              Services, Inc. (Filed as Exhibit 10.24 to Initial Form S-1, and incorporated herein by reference.)
  10.25    -- Addendum Number One to Contract dated September 5, 1995 between Iowa National
              Guard and McLeod Network Services, Inc. (Filed as Exhibit 10.25 to Initial Form
              S-1, and incorporated herein by reference.)
  10.26    -- U S WEST Centrex Plus Service Rate Stability Plan dated October 15, 1993 between
              McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
              10.26 to Initial Form S-1, and incorporated herein by reference.)
  10.27    -- U S WEST Centrex Plus Service Rate Stability Plan dated July 17, 1993 between
              McLeod Telemanagement, Inc. and U S WEST Communications, Inc. (Filed as Exhibit
              10.27 to Initial Form S-1, and incorporated herein by reference.)
  10.28    -- Ameritech Centrex Service Confirmation of Service Orders dated various dates in
              1994, 1995 and 1996 between McLeod Telemanagement, Inc. and Ameritech
              Information Industry Services. (Filed as Exhibit 10.28 to Initial Form S-1, and
              incorporated herein by reference.)
  10.29    -- Lease Agreement dated as of December 28, 1993 between 2060 Partnership and
              McLeod Telemanagement, Inc., as amended by Amendments First to Ninth dated as of
              July 3, 1994, March 25, 1994, June 22, 1994, August 12, 1994, September 12,
              1994, September 20, 1994, November 16, 1994, September 20, 1995 and January 6,
              1996, respectively. (Filed as Exhibit 10.29 to Initial Form S-1, and
              incorporated herein by reference.)
  10.30    -- Lease Agreement dated as of May 24, 1995 between 2060 Partnership and McLeod
              Telemanagement, Inc. (Filed as Exhibit 10.30 to Initial Form S-1, and
              incorporated herein by reference.)
  10.31    -- Lease Agreement dated October 31, 1995 between I.R.F.B. Joint Venture and McLeod
              Telemanagement, Inc. (Filed as Exhibit 10.31 to Initial Form S-1, and
              incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.32    -- First Amendment to Lease Agreement dated as of November 20, 1995 between
              I.R.F.B. Joint Venture and McLeod Telemanagement, Inc. (Filed as Exhibit 10.32
              to Initial Form S-1, and incorporated herein by reference.)
  10.33    -- Uniform Purchase Agreement dated July 22, 1993 between McLeod, Inc. and Hill's
              Maple Crest Farms Partnership. (Filed as Exhibit 10.33 to Initial Form S-1, and
              incorporated herein by reference.)
  10.34    -- Master Right-of-Way Agreement dated July 27, 1994 between McLeod Network
              Services, Inc. and IES Industries Inc. (Filed as Exhibit 10.34 to Initial Form
              S-1, and incorporated herein by reference.)
  10.35    -- Master Right-of-Way and Tower Use Agreement dated February 13, 1996 between IES
              Industries Inc. and McLeod, Inc. (Filed as Exhibit 10.35 to Initial Form S-1,
              and incorporated herein by reference.)
  10.36    -- Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between
              MidAmerican Energy Company and McLeod, Inc. (Iowa and South Dakota). (Filed as
              Exhibit 10.36 to Initial Form S-1, and incorporated herein by reference.)
  10.37    -- Master Pole, Duct and Tower Use Agreement dated February 20, 1996 between
              MidAmerican Energy Company and McLeod, Inc. (Illinois). (Filed as Exhibit 10.37
              to Initial Form S-1, and incorporated herein by reference.)
  10.38    -- Settlement Agreement dated March 18, 1996 between U S WEST Communications, Inc.
              and McLeod Telemanagement, Inc. (Filed as Exhibit 10.38 to Initial Form S-1, and
              incorporated herein by reference.)
  10.39    -- Agreement dated August 4, 1995 between Vadacom, Inc. and McLeod Telemanagement,
              Inc. (Filed as Exhibit 10.39 to Initial Form S-1, and incorporated herein by reference.)
  10.40    -- McLeod Telecommunications, Inc. 1992 Incentive Stock Option Plan. (Filed as
              Exhibit 10.40 to Initial Form S-1, and incorporated herein by reference.)
  10.41    -- McLeod, Inc. 1993 Incentive Stock Option Plan. (Filed as Exhibit 10.41 to
              Initial Form S-1, and incorporated herein by reference.)
  10.42    -- McLeod, Inc. 1995 Incentive Stock Option Plan. (Filed as Exhibit 10.42 to
              Initial Form S-1, and incorporated herein by reference.)
  10.43    -- McLeod Telecommunications, Inc. Director Stock Option Plan. (Filed as Exhibit
              10.43 to Initial Form S-1, and incorporated herein by reference.)
  10.44    -- Promissory Note dated July 18, 1995 between Kirk E. Kaalberg and McLeod, Inc.
              (Filed as Exhibit 10.44 to Initial Form S-1, and incorporated herein by reference.)
  10.45    -- Promissory Note dated March 29, 1996 between Stephen K. Brandenburg and McLeod,
              Inc. (Filed as Exhibit 10.45 to Initial Form S-1, and incorporated herein by reference.)
  10.46    -- Agreement dated April 28, 1995 among McLeod, Inc., McLeod Telecommunications,
              Inc., McLeod Telemanagement, Inc., McLeod Network Services, Inc. and Clark E.
              McLeod. (Filed as Exhibit 10.46 to Initial Form S-1, and incorporated herein by reference.)
 +10.47    -- Telecommunications Services Agreement dated March 14, 1994 between WilTel, Inc.
              and McLeod Telemanagement, Inc., as amended. (Filed as Exhibit 10.47 to Initial
              Form S-1, and incorporated herein by reference.)

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.48    -- Amendment to Contract Addendum A to Contract No. 2102 dated March 31, 1993 between the Iowa Department of General Services and McLeod Telecommunications,
              Inc. (Filed as Exhibit 10.48 to Initial Form S-1, and incorporated herein by reference.)
  10.49    -- Construction Services Agreement dated June 30, 1995 between MFS Network
              Technologies, Inc. and MWR Telecom, Inc. (Filed as Exhibit 10.49 to Initial Form
              S-1, and incorporated herein by reference.)
  10.50    -- First Amendment to Agreement Regarding Support Agreement dated May 14, 1996 among McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as
              Exhibit 10.50 to Initial Form S-1, and incorporated herein by reference.)
  10.51    -- First Amendment to Agreement Regarding Guarantee dated May 14, 1996 among
              McLeod, Inc., IES Diversified Inc. and IES Investments Inc. (Filed as Exhibit
              10.51 to Initial Form S-1, and incorporated herein by reference.)
  10.52    -- Amended and Restated Directors Stock Option Plan of McLeod, Inc. (Filed as
              Exhibit 10.52 to Initial Form S-1, and incorporated herein by reference.)
  10.53    -- Forms of Employment, Confidentiality and Non-Competition Agreement between
              McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.53 to
              Initial Form S-1, and incorporated herein by reference.)
  10.54    -- Form of Change-of-Control Agreement between McLeod, Inc. and certain employees of McLeod, Inc. (Filed as Exhibit 10.54 to Initial Form S-1, and incorporated herein by reference.)
**10.55    -- McLeod, Inc. 1996 Employee Stock Option Plan, as amended.
  10.56    -- McLeod, Inc. Employee Stock Purchase Plan. (Filed as Exhibit 10.56 to Initial
              Form S-1, and incorporated herein by reference.)
  10.57    -- Form of Indemnity Agreement between McLeod, Inc. and certain officers and directors of McLeod, Inc. (Filed as Exhibit 10.57 to Initial Form S-1, and
              incorporated herein by reference.)
  10.58    -- License Agreement dated April 24, 1996 between PageMart, Inc. and MWR Telecom,
              Inc. (Filed as Exhibit 10.58 to Initial Form S-1, and incorporated herein by reference.)
**10.59    -- Assignment of Purchase Agreement dated August 15, 1996 by and between Ryan
              Properties, Inc. and McLeod, Inc.
**10.60    -- Assignment of Purchase Agreement dated August 14, 1996 by and between Ryan
              Properties, Inc. and McLeod, Inc.
**10.61    -- Asset Purchase Agreement dated September 4, 1996 by and between Total
              Communication Services, Inc. and McLeod Telemanagement, Inc.
**10.62    -- First Amendment to Asset Purchase Agreement dated September 30, 1996 by and between Total Communication Services, Inc. and McLeod Telemanagement, Inc.
**10.63    -- McLeod, Inc. Incentive Plan.

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
**10.64    -- Amended and Restated Credit Agreement dated as of May 5, 1996 by and between
              Telecom*USA Publishing Group, Inc., Telecom*USA Publishing Company and
              Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa, National
              Association.
**10.65    -- First Amendment to Amended and Restated Credit Agreement dated as of January 31,
              1996 by and between Telecom*USA Publishing Group, Inc., Telecom*USA Publishing
              Company and Telecom*USA Neighborhood Directories, Inc. and Norwest Bank Iowa,
              National Association.
**10.66    -- Lease Agreement dated as of September 26, 1994 between Ryan Properties, Inc. and
              Ruffalo, Cody & Associates, Inc.
**10.67    -- First Lease Amendment dated as of April 12, 1995 between Ryan Properties, Inc.
              and Ruffalo, Cody & Associates, Inc.
**10.68    -- Lease Agreement dated as of July 18, 1995 between 2060 Partnership, L.P. and
              Telecom*USA Publishing Company.
**10.69    -- Lease Agreement dated April 26, 1995 by and between A.M. Henderson and
              Telecom*USA Publishing Company.
**10.70    -- License Agreement dated as of April 19, 1994, between Ameritech Information
              Industry Services and Telecom*USA Publishing Company.
**10.71    -- License Agreement dated September 13, 1993 between U S WEST Communications, Inc.
              and Telecom*USA Publishing Company.
**10.72    -- Form of McLeod, Inc. Directors Stock Option Plan Option Agreement.
**10.73    -- Forms of McLeod, Inc. 1996 Employee Stock Option Plan Incentive Stock Option
              Agreement.
**10.74    -- Forms of McLeod, Inc. 1996 Employee Stock Option Plan Non-Incentive Stock Option
              Agreement.
**10.75    -- Option Agreement dated April 27, 1995 between Fronteer Directory Company, Inc.
              and Telecom*USA Publishing Company.
**10.76    -- Promissory Note dated May 5, 1995 between Telecom*USA Publishing Company and
              Fronteer Directory Company, Inc.
**10.77    -- Security Agreement dated May 5, 1995 between Telecom*USA Publishing Company and
              Fronteer Directory Company, Inc.
**10.78    -- Design/Build Construction Contract dated September 17, 1996 by and between Ryan
              Construction Company of Minnesota, Inc. and McLeod, Inc.
  10.79    -- Guaranty Agreement dated as of October 17, 1996 by McLeod, Inc. in favor of
              Kirkwood Community College.
  10.80    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Telemanagement, Inc.
  10.81    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Telecommunications, Inc.
  10.82    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod Network Services, Inc.
  10.83    -- Industrial New Jobs Training Agreement dated as of October 31, 1996 between
              Kirkwood Community College and McLeod, Inc.
  10.84    -- Change Order No. 1 to the Construction Services Agreement dated November 22,
              1995 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.

EXHIBIT
NUMBER                                      EXHIBIT DESCRIPTION
-------       --------------------------------------------------------------------------------
  10.85    -- Change Order No. 2 to the Construction Services Agreement dated August 14, 1996 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.
  10.86    -- Change Order No. 3 to the Construction Services Agreement dated October 31, 1996 by and between MWR Telecom, Inc. and MFS Network Technologies, Inc.
  10.87    -- Independent Contractor Sales Agreement dated May   , 1995 by and between Sprint
              Communications Company L.P. and Ruffalo, Cody & Associates, Inc.
  10.88    -- Second Amendment to Asset Purchase Agreement dated October 31, 1996 between
              Total Communication Services, Inc. and McLeod Telemanagement, Inc.
  10.89    -- Escrow Agreement dated July 15, 1996 among McLeod, Inc., certain shareholders of
              Ruffalo, Cody & Associates, Inc., Albert P. Ruffalo and Norwest Bank N.A.
**11.1     -- Statement regarding Computation of Per Share Earnings.
**21.1     -- Subsidiaries of McLeod, Inc.
  23.1     -- Consents of McGladrey & Pullen, LLP.
  23.2     -- Consent of Hogan & Hartson L.L.P. (included in Exhibit 5.1 to this Registration
              Statement on Form S-1).
**24.1     -- Power of Attorney (included on signature page).
**27.1     -- Financial Data Schedule.
**99.1     -- Purchase Agreement dated as of August 15, 1996 between Iowa Land and Building
              Company and Ryan Properties, Inc.
**99.2     -- Purchase Agreement dated as of June 28, 1996 between Donald E. Zvacek, Dennis E.
              Zvacek and Robert J. Zvacek and Ryan Properties, Inc.


---------------
** Previously filed.

+ Confidential treatment has been granted. The copy filed as an exhibit omits the information subject to the confidential treatment request.